                            STOCK PURCHASE WARRANT
                            ----------------------


Date of Issuance: November 17, 2000                    Certificate No. W-[_____]

          FOR VALUE RECEIVED, Electric Fuel Corporation, a Delaware corporation (the "Company"), hereby grants to Josephthal & Co., Inc. or its registered assigns (the "Registered Holder") the right to purchase from the Company 100,000 shares of common stock of the Company, par value $.01 per share ("Common Stock") (as adjusted from time to time hereunder) at a price per share of $9.63 (as adjusted from time to time hereunder, the "Exercise Price"). Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of securities obtainable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

     This Warrant is subject to the following provisions:

     Section 1.  Exercise of Warrant.
                 -------------------

          1.1.    Exercise Period.  The Registered Holder may exercise, in whole
                  ---------------
or in part, the purchase rights represented by this Warrant at any time and from time to time after November 17, 2000 (hereinafter, the "Closing Date") to and including 5:00 p.m., New York time, on the fifth anniversary thereof (the "Exercise Period").

          1.2.    Exercise Procedure.
                  ------------------

                  (i) This Warrant shall be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                        (a) a completed Exercise Agreement, as described in paragraph 1.3 below, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser");

                        (b) this Warrant, or a replacement Warrant issued pursuant to Section 9 hereof, or a new Warrant issued pursuant to Section 1.2(ii) hereof;

                        (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder shall have complied with the provisions set forth in Section 7 hereof; and

                        (d) either (1) a check or wire transfer in immediately available funds payable in US Dollars to the Company in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price"), (2) the surrender to the Company of debt or equity securities of the Company having a Fair Market Value equal to the Aggregate Exercise Price of the Common Stock being purchased upon such exercise (provided, that for purposes of this subparagraph, the Fair Market Value of any note or other debt security or any preferred stock shall be deemed to be equal to the aggregate outstanding principal amount or liquidation value thereof plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon) or (3) a written notice to the Company that the Purchaser is exercising the Warrant (or a portion thereof) on a "cashless" basis in exchange for that number of shares of Common Stock equal to the product of (x) the number of shares as to which such Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined herein) of the Common Stock less the Exercise Price and the denominator of which is such Market Price. Solely for the purposes of this Section 1.2(i)(d), Market Price shall be calculated either
     (i) on the date on which the Form of Election to Purchase annexed to such Warrant Certificate as to such exercise is deemed to have been sent to the Company pursuant to Section 10 hereof (the "Notice Date") or (ii) as the average of the Market Prices for each of the five trading days preceding the Notice Date, whichever results in a higher Market Price.

                  (ii) Certificates for shares of Common Stock purchased upon exercise of this Warrant shall be delivered by the Company to the Purchaser within three (3) Business Days after the date of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and shall within such three-day period, deliver such new Warrant to the Person designated for delivery in the Exercise Agreement.

                  (iii) The Common Stock issuable upon the exercise of this Warrant shall be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser shall be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

                  (iv) The issuance of certificates for shares of Common Stock upon exercise of this Warrant (the "Warrant Shares") shall be made without charge to the Registered Holder or the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock. Each share of Common Stock issuable upon exercise of this Warrant shall upon payment of the Exercise Price therefor, be fully paid and nonassessable and free from all liens and charges with respect to the issuance thereof.

                  (v) The Company shall not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common

Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

                  (vi) The Company shall assist and cooperate with any Registered Holder or Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company); provided, however, in no event will the Company be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction,
(iii) consent to general service of process in any such jurisdiction or (iv) provide any undertaking required by such other securities or "blue sky" laws or make any change in its charter or bylaws that the Board of Directors determines in good faith to be contrary to the best interest of the Company and its stockholders.

                  (vii) Notwithstanding any other provision hereof, if an exercise of all or any portion of this Warrant is to be made in connection with a registered public offering, a sale of the Company or any transaction or event, including a Qualified Public Offering, such exercise may, at the election of the holder hereof, be conditioned upon the consummation of such transaction or event in which case such exercise shall not be deemed to be effective until the consummation of such transaction or event.

                  (viii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as are issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company shall take all such actions as may be reasonably necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be promptly delivered by the Company upon each such issuance). The Company shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon exercise of the Warrants. The Company will use its best efforts to cause the shares of Common Stock, promptly upon such exercise, to be listed on any domestic securities exchange upon which shares of Common Stock or other securities constituting such shares of Common Stock are listed at the time of such exercise.

                  (ix) So long as any Warrants remain outstanding, the Company shall timely file (within applicable extension periods) all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to continue to meet the "registrant eligibility" requirements set forth in the general instructions to Form S-3 or any successor form thereto, to continue to be eligible to register the resale of its unissued Common Stock acquirable upon exercise of this Warrant on a registration statement on Form S-3 under the Securities Act.

          1.3.  Exercise Agreement.  Upon any exercise of this Warrant, the
                ------------------
Exercise Agreement shall be substantially in the form set forth in either
Exhibit I or Exhibit II attached hereto, except that if the shares of Common
---------    ----------
Stock are not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement shall also state the name of the Person to whom the certificates for the shares of Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all the shares of Common Stock purchasable hereunder, it shall, subject to applicable Federal and state securities laws, also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement shall be dated the actual date of execution thereof.

          1.4.  Fractional Shares.  If the Common Stock is listed on any
                -----------------
securities exchange or quoted on the Nasdaq Stock Market System or the over-the-counter market and a fractional share of Common Stock would, but for the provisions of this paragraph 1.4, be issuable upon exercise of the rights represented by this Warrant, the Company shall, within five (5) Business Days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the difference between Fair Market Value of such fractional share as of the date of the Exercise Time and the Exercise Price of such fractional share.

          Section 2.  Adjustment of Exercise Price and Number of Shares of
                      ----------------------------------------------------
Common Stock.  In order to prevent dilution of the rights granted under this
------------
Warrant and grant the holder hereof certain additional rights, the Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 2.

          2.1.  Subdivision or Combination of Common Stock.  If the Company at
                ------------------------------------------
any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

          2.2.  Reorganization, Reclassification, Consolidation, Merger or Sale.
                ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to the Warrants. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the Common Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          2.3.  Notices.
                -------

          (i) Immediately upon any adjustment of the Exercise Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Company shall give written notice to the Registered Holder at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Qualified Public Offering, Liquidation Event, Organic Change or other dissolution or liquidation.

          (iii) The Company shall also give written notice to the Registered Holders at least twenty (20) days prior to the date on which any Qualified Public Offering, Liquidation Event, Organic Change or other dissolution or liquidation shall take place.

          Section 3.  Liquidating Dividends.  If the Company declares or pays a
                      ---------------------
dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          Section 4.  Purchase Rights.  If at any time the Company grants,
                      ---------------
issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Registered Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 5.  Definitions.  The following terms have meanings set forth
                      -----------
below:

          "Board of Directors" means the board of directors of the Company.
           ------------------

          "Business Day" means any day other than a Saturday, a Sunday or a day
           ------------
on which banks in New York City are authorized or obligated by law or executive order to close.

          "Common Stock" means the Company's Common Stock, par value $0.01 per
           ------------
share, and except for purposes of the shares obtainable upon exercise of this Warrant, any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

          "Convertible Securities" means any stock or securities (directly or
           ----------------------
indirectly) convertible into or exchangeable for Common Stock.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Fair Market Value" means as to any security, the greater of either
           -----------------
(i) the closing price on the day "Fair Market Value" is to be determined or (ii) the average of the closing prices of such security's sales on the New York Stock Exchange, the American Stock Exchange or any other domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq Stock Market as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization (collectively, a "Securities Exchange"), in each such case averaged over a period of three (3) days consisting of the day as of which "Fair Market Value" is being determined and the two (2) consecutive Business Days prior to such day. If at any time such security is not listed or quoted on any Securities Exchange, the "Fair Market Value" shall be the fair value thereof determined jointly by the Company and the Registered Holders of Warrants representing a Majority of the Common Stock purchasable upon exercise of all the Warrants then outstanding; provided, that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the Common Stock purchasable upon exercise of all the Warrants then outstanding. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

          "Liquidation Event" means (a) the liquidation, dissolution or winding
           -----------------
up of the Company, (b) any merger, reorganization or consolidation to which the Company is a party, except for a merger, reorganization or consolidation in which the Company is the surviving Company, the terms of the Warrants or Common Stock are not changed and neither the Warrants nor Common Stock are exchanged for cash, securities or other property, and after giving effect to such merger, reorganization or consolidation, the holders of the Company's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Board of Directors immediately prior to the merger, reorganization or consolidation shall continue to own the Company's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Board of Directors, (c) any sale or transfer of more than 50% of the assets of the Company and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Board of Directors) in any transaction or series of transactions and (d) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock or other securities by the Company or any holders thereof which results in either (i) any Person or group of Persons (as the term "group" is used under the Exchange Act), beneficially owning (as such term is used in the Exchange Act) more than 50% of the Common Stock outstanding or on a fully diluted basis at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances or
(ii) Persons beneficially owning the Common Stock outstanding or on a fully diluted basis at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances beneficially owning less than 50% of the Common Stock outstanding or on a fully diluted basis following such sale, transfer or issuance or series of sales, transfers and/or issuances.

          "Options" means any rights or options to subscribe for or purchase
           -------
Common Stock or Convertible Securities.

          "Person" means an individual, a partnership, a joint venture, a
           ------
corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

          "Qualified Public Offering" means the sale, in an underwritten public
           -------------------------
offering registered under the Securities Act, of shares of Common Stock having an aggregate per share value (based on the aggregate proceeds received by the Company in such offering, prior to applicable underwriting discounts or commissions) of at least $20 million.

          Section 6.  No Voting Rights; Limitations of Liability.  This Warrant
                      ------------------------------------------
shall have no voting rights. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such Registered Holder for the Exercise Price of Warrant Shares acquirable by exercise hereof or as a stockholder of the Company.

          Section 7.  Warrant Transferable.  This Warrant and all rights
                      --------------------
hereunder are transferable, only to any affiliates or employees of Josephthal in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit III
                                                                 -----------
hereto) at the principal office of the Company.

          Section 8.  Warrant Exchangeable for Different Denominations.  This
                      ------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants shall represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

          Section 9.  Replacement.  Upon receipt of evidence reasonably
                      -----------
satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an unsecured indemnity agreement of the Registered Holder in form reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate, the Company shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 10. Notices.  Except as otherwise expressly provided
                      -------
hereunder, all notices referred to herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by facsimile, (iii) sent by registered or certified mail, postage prepaid with return receipt requested, or (iv) sent by reputable overnight courier service, fees prepaid, to (x) the Company, at its principal executive offices and (y) to any Registered Holder, at such Registered Holder's address as it appears in the records of the Company (unless otherwise indicated by any such Registered Holder). Notices shall be deemed given upon personal delivery, upon receipt of return receipt in the case of delivery by mail, upon acknowledgment by the receiving facsimile machine or one day following deposit with an overnight courier service.

          Section 11. Amendment and Waiver.  Except as otherwise provided
                      --------------------
herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of outstanding Warrants; provided, that no such action may change the Exercise Price of the Warrants or the number of shares or class of stock obtainable upon exercise of each Warrant without the written consent of the Registered Holders of

Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants represented by this Warrant and the attached Warrant Certificate.

          Section 12. Warrant Register.  The Company shall maintain at its
                      ----------------
principal executive offices books for the registration and the registration of transfer of Warrants. The Company may deem and treat the Registered Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

          Section 13. GOVERNING LAW.  THIS WARRANT SHALL BE GOVERNED BY AND
                      -------------
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PRINCIPLES. THE PARTIES HERETO FURTHER AGREE AND ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY ARISING OUT OF OR IN ANY MANNER WHATSOEVER RELATING TO THIS WARRANT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS WARRANT HEREBY (i) ACCEPTS THE JURISDICTION OF THE AFORESAID COURTS; (ii) IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT OF ANY SUCH COURT WITH RESPECT TO THIS WARRANT; AND (iii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE, COURT, ACTION OR PROCEEDING WITH RESPECT TO THIS WARRANT BROUGHT IN ANY SUCH COURT AND FURTHER IRREVOCABLY WAIVES ANY SUCH CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          Section 14. Specific Performance. The Company, on the one hand, and
                      --------------------
the holder of this Warrant, on the other hand, acknowledge that money damages would not be a sufficient remedy for any breach of this Warrant. It is accordingly agreed that the parties shall be entitled to specific performance and injunctive relief as remedies for any such breach, these remedies being in addition to any of the remedies to which they may be entitled at law or equity.

          Section 16. Remedies Cumulative.  Except as otherwise provided
                      -------------------
herein, the remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against any other party hereto.

          Section 17. No Third Party Beneficiaries.  Except as specifically set
                      ----------------------------
forth or referred to herein, nothing herein is intended or shall be construed to confer upon any person or entity other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Warrant.

          Section 18. Severability.  If any term, provision, covenant or
                      ------------
restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          Section 19. Entire Agreement; Modification.  This Warrant contains
                      ------------------------------
the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.


               [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Closing Date hereof.


                                        ELECTRIC FUEL CORPORATION


__________________________              By:  _______________________________
Witness                                      Name:
                                             Title:

                                                                       EXHIBIT I

         [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 1.2(i)(d)]
                 (Exercise and payment by check or securities)

To:    Dated:

          The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby agrees to subscribe for the purchase of ____________ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.


                                   Signature:__________________________________

                                   Address:____________________________________

                                                                      EXHIBIT II

        [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 1.2(i)(d)(3)]
                              (Cashless Exercise)

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase _________________ shares of Common Stock all in accordance with the terms hereof and Section 1.2(i)(d)(3) of the Warrant Agreement. The undersigned requests that a certificate for such securities be registered in the name of ________________________________________
____________ whose address is ____________________________________________ and that such Certificate be delivered to _________________________________________
whose address is ______________________________________________________________.


Dated:


               Signature _____________________________________

               (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


               _____________________________________
               (Insert Social Security or Other
               Identifying Number of Holder)

                                                                     EXHIBIT III

              [FORM OF ASSIGNMENT PURSUANT TO SECTION 1.2(i)(c)]

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)

   FOR VALUE RECEIVED
hereby sells, assigns and transfers unto

_____________________________________________________
    (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints _______________________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:

        Signature: ___________________________________

        (Signature must confirm in all respects to name of holder as specified on the face of the Warrant Certificate.)

               (Insert Social Security or Other Identifying Number of Assignee).